EXHIBIT 99.1

Community Shores Reports 2008 Third Quarter Earnings

MUSKEGON, Mich., Oct. 23, 2008 (GLOBE NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally headquartered independent community banking organization, today reported third quarter 2008 net income of $12,500, or $0.01 per diluted share, compared with net income of $11,000, or $0.01 per diluted share, for the second quarter of 2008 and a loss of $103,000, or $0.07 per diluted share for the third quarter of 2007. Nine months year-to-date earnings were $55,000, or $0.04 per diluted share, compared with $143,000, or $0.10 per diluted share, for the first nine months of 2007.

Third quarter 2008 results reflect a continuation of expense control initiatives and a declining loan loss provision over the course of the past year; in addition, the net interest margin expanded for the first time this quarter since the Federal Reserve began its series of interest rate reductions in the third quarter of 2007.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, stated, "In response to the weak real estate market and deteriorating economy, our strategy throughout 2008 has been to service our existing quality borrowers but otherwise limit asset growth. As we reduce our loans outstanding, we are improving our funding base, with less reliance on time deposits. There have been positive signs emerging. Our net interest margin improved from its second quarter level, and operating expenses have been reducing despite the increased costs of credit administration and FDIC insurance.

"In the current banking environment," continued Brolick, "a strong balance sheet with surplus capital and conservative underwriting should position us to weather the cycle while we resolve our problem credit exposures. The outlook for our regional West Michigan economy, as with many areas of the country, is not particularly favorable in the near term; however, we are prepared to respond to its challenges while we patiently await a return to more normal conditions."

Operating Results

Total revenue, which includes net interest income and noninterest income, was $2.19 million for the third quarter of 2008, 13.0 percent lower than the $2.52 million recorded in the year-ago quarter. Net interest income was $1.75 million for the 2008 third quarter, down $350,000, or 16.6 percent from the year-ago third quarter, primarily from a 54 basis point decline in the net interest margin, to 2.90 percent from 3.44 percent for the year-ago quarter; average earning assets remained stable year over year at $246.7 million. "Our margin showed improvement this quarter as higher-cost time deposits matured and were replaced with incrementally lower-cost funds. We have also been able to reflect current market and economic risk levels in higher loan pricing; however, as the Federal Reserve continues to lower the discount rate, future downward pressure on our net interest margin is possible," said Brolick.

The provision for loan losses in the current quarter was $95,000 compared with net loan charge-offs of $207,000, or 0.38 percent of average loans annualized. Community Shores recorded a provision of $1.92 million in the preceding four quarters and charged off $1.32 million, raising the loan loss reserve to total loans from 1.35 percent for the year-ago quarter to 1.51 percent for the current quarter.

Noninterest income in the third quarter of 2008 was $439,000, 5.1 percent above the year-ago quarter, from a higher level of gains on mortgage loan sales.

Noninterest expense was $2.10 million for the third quarter of 2008, down 8.1 percent from the prior-year third quarter. Salaries and benefits were $1.1 million, an improvement of 15.0 percent from the year-ago quarter, reflecting a reduction of nine FTE employees, or 10.7 percent, from year-earlier levels. "The progress we've made in expense control is masked by the simultaneous growth of fees associated with the increased credit administration burden," added Ms. Brolick. Year-to-date, credit administration fees increased $97,000 while total noninterest expense declined by $52,000 compared with the first nine months of 2007.

Balance Sheet

Assets at September 30, 2008 totaled $256.9 million, a decrease of $16.6 million, or 6.1 percent, since year-end 2007. Total loans were $217.7 million, down $12.5 million, or 5.4 percent, from December 31, 2007, with commercial loans accounting for virtually the entire decline.

"We have not been actively seeking new commercial borrowing relationships; rather, we have focused our resources on our seasoned customer base, fulfilling their credit and transactional banking needs and building a strong base for future relationship expansion. Apart from these relationship borrowers, we have curtailed further balance sheet growth," said Brolick. "Our consumer loans have remained level; however, we are allowing our commercial loans to run off until our real estate market and local economy both gain in strength."

At September 30, 2008, nonperforming assets were $7.8 million, or 3.03 percent of total assets (including $2.52 million of foreclosed real estate); this compares with $6.1 million, or 2.31 percent of assets for the linked quarter (including $1.86 million of foreclosed real estate) and $4.0 million, or 1.48 percent for the year-ago quarter (including $835,000 of foreclosed real estate). "Again, we are seeing some positive signs. The higher level of nonperforming loans consists of problem credits identified earlier rather than any new surprises," continued Brolick. "Three loans account for approximately 64 percent of nonperforming loans, and we are working closely with these borrowers. The 30-89 day past due category is declining for the third consecutive quarter, to $1.8 million. We are also beginning to gain control over our collateral as we manage our way through the lengthy foreclosure process under Michigan law."

Deposits at September 30, 2008 were $221.3 million, down $16.7 million or 7.0 percent from year-end 2007, consistent with declining loans outstanding. "We have taken this opportunity to restructure our deposit portfolio, significantly reducing our reliance on high-cost time deposits," added Ms. Brolick. Non-maturity deposits grew $5.6 million, or 8.2 percent year-to-date, while time deposits declined by $22.3 million, or 13.5 percent. As a result, non-maturity deposits now constitute 33.3 percent of the deposit portfolio compared with 28.6 percent at December 31, 2007.

Community Shores' capital position continues to strengthen relative to the composition of its loan portfolio. The Bank is increasingly "well capitalized" with a Total Risk-Based Capital Ratio of 10.99 percent compared with 10.07 percent for the year-ago quarter. Consolidated shareholders' equity totaled $15.7 million at September 30, 2008, a decrease of $694,000 or 4.2 percent from September 30, 2007. The ratio of common equity to assets was 6.10 percent at period-end, with shares outstanding totaling 1,468,800.

"We continue to build our capital base and strengthen customer service, and that will remain our focus despite the distractions of our troubled economy," concluded Ms. Brolick.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $257 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                   COMMUNITY SHORES BANK CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in                           Quarterly
  thousands      -----------------------------------------------------
  except per       2008       2008       2008       2007       2007
  share data)     3rd Qtr    2nd Qtr    1st Qtr    4th Qtr    3rd Qtr
                 ---------  ---------  ---------  ---------  ---------

 EARNINGS
   Net interest
    income           1,749      1,688      1,850      1,830      2,099
   Provision for
    loan and
    lease losses        95        153        231      1,130        407
   Noninterest
    income             439        604        643        418        417
   Noninterest
    expense          2,099      2,150      2,239      2,516      2,284
   Pre tax income       (5)       (10)        23     (1,398)      (175)
   Net Income           12         11         32       (866)      (103)
   Basic earnings
    per share    $    0.01  $    0.01  $    0.02  $   (0.63) $   (0.07)
   Diluted
    earnings per
    share        $    0.01  $    0.01  $    0.02  $   (0.62) $   (0.07)
   Average shares
    outstanding  1,468,800  1,468,800  1,468,800  1,468,800  1,468,800
   Average
    diluted
    shares
    outstanding  1,468,800  1,468,800  1,468,800  1,468,800  1,474,236

 PERFORMANCE
  RATIOS
   Return on
    average
    assets            0.02%      0.02%      0.05%     -1.29%     -0.16%
   Return on
    average
    common equity     0.31%      0.28%      0.82%    -21.26%     -2.51%
   Net interest
    margin            2.90%      2.72%      2.88%      2.95%      3.44%
   Efficiency
    ratio            95.90%     93.76%     89.81%    111.96%     90.78%
   Full-time
    equivalent
    employees           75         78         80         86         84

 CAPITAL
   End of period
    equity to
    assets            6.10%      5.88%      5.67%      5.71%      6.12%
   Tier 1 capital
    to end of
    period assets     6.08%      5.88%      5.59%      5.69%      6.16%
   Book value
    per share    $   10.67  $   10.63  $   10.76  $   10.63  $   11.14

 ASSET QUALITY
   Gross loan
    charge-offs        220        314        323        650        101
   Net loan
    charge-offs        207        281        309        638         92
   Net loan
    charge-offs
    to avg loans
    (annualized)      0.38%      0.51%      0.54%      1.10%      0.16%
   Allowance for
    loan and
    lease losses     3,285      3,397      3,525      3,603      3,111
   Allowance for
    losses to
    total loans       1.51%      1.56%      1.57%      1.55%      1.35%
   Past due and
    nonaccrual
    loans (90
    days)            5,257      4,264      3,625      6,017      3,099
   Past due and
    nonaccrual
    loans to
    total loans       2.40%      1.94%      1.61%      2.59%      1.34%
   Other real
    estate and
    repossessed
    assets           2,519      1,862      1,845        567        870
   NPA +90 day
    past due to
    total assets      3.03%      2.31%      1.96%      2.41%      1.48%

 END OF PERIOD
  BALANCES
   Loans
    (including
    held for sale) 219,182    219,616    224,796    232,505    230,892
   Total earning
    assets         238,694    247,162    260,707    256,874    249,757
   Total assets    256,891    265,348    278,758    273,458    267,284
   Deposits        221,286    230,229    242,767    237,950    225,216
   Shareholders'
    equity          15,669     15,613     15,805     15,614     16,363

 AVERAGE BALANCES
   Loans           219,299    220,820    230,778    231,122    227,546
   Total earning
    assets         246,701    254,201    262,269    251,989    247,069
   Total assets    263,576    271,003    279,076    268,400    264,112
   Deposits        227,563    235,501    243,825    230,252    223,540
   Shareholders'
    equity          15,664     15,629     15,597     16,291     16,411

                                                     Year to date
                                                  --------------------
 (dollars in thousands except per share data)       2008       2007
                                                  ---------  ---------
 EARNINGS
   Net interest income                                5,289      6,144
   Provision for loan and lease losses                  479        802
   Noninterest income                                 1,685      1,297
   Noninterest expense                                6,488      6,540
   Pre tax income                                         8         99
   Net Income                                            55        143
   Basic earnings per share                       $    0.04  $    0.10
   Diluted earnings per share                     $    0.04  $    0.10
   Average shares outstanding                     1,468,800  1,468,771
   Average diluted shares outstanding             1,468,800  1,485,129

 PERFORMANCE RATIOS
   Return on average assets                            0.03%      0.07%
   Return on average common equity                     0.47%      1.17%
   Net interest margin                                 2.83%      3.48%
   Efficiency ratio                                   93.02%     87.89%
   Full-time equivalent employees                        75         84

 CAPITAL
   End of period equity to assets                      6.10%      6.12%
   Tier 1 capital to end of period assets              6.08%      6.16%
   Book value per share                           $   10.67  $   11.14

 ASSET QUALITY
   Gross loan charge-offs                               857        271
   Net loan charge-offs                                 797        240
   Net loan charge-offs to avg loans (annualized)      0.48%      0.15%
   Allowance for loan and lease losses                3,285      3,111
   Allowance for losses to total loans                 1.51%      1.35%
   Past due and nonaccrual loans (90 days)            5,257      3,099
   Past due and nonaccrual loans to total loans        2.40%      1.34%
   Other real estate and repossessed assets           2,519        870
   NPA +90 day past due to total assets                3.03%      1.48%

 END OF PERIOD BALANCES
   Loans (including held for sale)                  219,182    230,892
   Total earning assets                             238,694    249,757
   Total assets                                     256,891    267,284
   Deposits                                         221,286    225,216
   Shareholders' equity                              15,669     16,363

 AVERAGE BALANCES
   Loans                                            223,617    216,206
   Total earning assets                             254,362    238,729
   Total assets                                     271,214    255,171
   Deposits                                         235,600    218,068
   Shareholders' equity                              15,654     16,365

                   Community Shores Bank Corporation
              Condensed Consolidated Statements of Income
                              (Unaudited)

                   Three Months Three Months  Nine Months  Nine Months
                       Ended        Ended        Ended        Ended
                     09/30/08     09/30/07     09/30/08     09/30/07
                    -----------  -----------  -----------  -----------
 Interest and
  dividend income
 Loans, including
  fees              $ 3,632,211  $ 4,518,411  $11,446,961  $12,844,252
 Securities
  (including FHLB
  dividends)            207,745      213,087      636,313      632,891
 Federal funds sold
  and other interest
  income                 37,986        2,898      189,341      121,238
                    -----------  -----------  -----------  -----------
   Total interest
    income            3,877,942    4,734,396   12,272,615   13,598,381
 Interest expense
 Deposits             1,917,529    2,306,697    6,331,688    6,628,072
 Repurchase
  agreements and
  federal funds
  purchased and
  other debt             17,154      139,248       53,718      279,755
 Federal Home Loan
  Bank advances and
  notes payable         193,532      189,736      598,379      546,643
                    -----------  -----------  -----------  -----------
   Total interest
    expense           2,128,215    2,635,681    6,983,785    7,454,470

 Net interest Income  1,749,727    2,098,715    5,288,830    6,143,911
 Provision for loan
  losses                 94,515      406,675      478,599      802,006
                    -----------  -----------  -----------  -----------

 Net interest income
  after provision
  for loan losses     1,655,212    1,692,040    4,810,231    5,341,905
 Noninterest income
 Service charges on
  deposit accounts      259,411      253,075      742,464      700,132
 Mortgage loan
  referral fees               0        9,995            0        9,995
 Gain on sale of
  loans                  64,235       34,427      319,734      239,007
 Gain on sale of
  securities                  0            0            0        1,986
 Gain (loss) on
  disposal of
  equipment                   0          378            0          458
 Gain (loss) on
  disposal of real
  estate                      0            0      142,324            0
 Other                  114,923      119,547      480,876      345,120
                    -----------  -----------  -----------  -----------
   Total noninterest
    income              438,569      417,422    1,685,398    1,296,698

 Noninterest expense
 Salaries and
  employee benefits   1,094,695    1,288,097    3,513,621    3,709,793
 Occupancy              162,155      146,642      489,586      430,217
 Furniture and
  equipment             174,885      170,928      517,529      480,927
 Advertising             33,968       38,037       89,395      128,865
 Data Processing        120,755      109,820      356,918      327,216
 Professional
  services              115,082      131,020      395,227      403,602
 Other                  397,115      399,612    1,125,273    1,059,198
                    -----------  -----------  -----------  -----------
   Total noninterest
    expense           2,098,655    2,284,156    6,487,549    6,539,818

 Income before
  income taxes           (4,874)    (174,694)       8,080       98,785
 Federal income tax
  expense               (17,350)     (71,690)     (47,172)     (44,616)
                    -----------  -----------  -----------  -----------
 Net Income         $    12,476  $  (103,004) $    55,252  $   143,401
                    ===========  ===========  ===========  ===========

 Weighted
  average shares
  outstanding         1,468,800    1,468,800    1,468,800    1,468,771
                    ===========  ===========  ===========  ===========
 Diluted
  average shares
  outstanding         1,468,800    1,468,800    1,468,800    1,485,129
                    ===========  ===========  ===========  ===========
 Basic income
  per share         $      0.01  $     (0.07) $      0.04  $      0.10
                    ===========  ===========  ===========  ===========
 Diluted income
  per share         $      0.01  $     (0.07) $      0.04  $      0.10
                    ===========  ===========  ===========  ===========

                   Community Shores Bank Corporation
            Condensed Consolidated Statements of Condition

                              September 30, December 31,  September 30,
                                  2008          2007          2007
                              (Unaudited)    (Audited)    (Unaudited)
                              ------------  ------------  ------------
 ASSETS
 Cash and due from financial
  institutions                $  3,992,982  $  3,329,626  $  3,901,052
 Interest-bearing deposits
  in other financial
  institutions                     147,716       201,290        66,121
 Federal funds sold                      0     4,346,000             0
                              ------------  ------------  ------------
     Total cash and cash
      equivalents                4,140,698     7,876,916     3,967,173

 Securities
   Available for sale           12,345,937    13,194,645    13,550,547
   Held to maturity              6,614,098     6,627,534     5,248,034
                              ------------  ------------  ------------
     Total securities           18,960,035    19,822,179    18,798,581

 Loans held for sale             1,493,455     2,285,966       921,623

 Loans                         217,688,634   230,219,420   229,970,365
 Less: Allowance for loan
  losses                         3,284,668     3,602,948     3,111,096
                              ------------  ------------  ------------
     Net loans                 214,403,966   226,616,472   226,859,269

 Federal Home Loan Bank stock      404,100       404,100       404,100
 Premises and equipment, net    12,035,597    12,488,593    12,641,544
 Accrued interest receivable     1,003,941     1,159,804     1,369,554
 Other assets                    4,448,869     2,804,033     2,322,197
                              ------------  ------------  ------------
     Total assets             $256,890,661  $273,458,063  $267,284,041
                              ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
   Non interest-bearing       $ 18,564,500  $ 16,708,504  $ 18,175,949
   Interest-bearing            202,721,549   221,241,941   207,040,122
                              ------------  ------------  ------------
     Total deposits            221,286,049   237,950,445   225,216,071

 Federal funds purchased and
  repurchase agreements          4,414,944     4,400,611    13,506,499
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   4,200,000     4,206,043     1,106,043
 Accrued expenses and other
  liabilities                      821,013       786,639       592,300
                              ------------  ------------  ------------
     Total liabilities         241,222,006   257,843,738   250,920,913

 Shareholders' Equity
   Common Stock, no par value:
    9,000,000 shares
    authorized, 1,468,800
    issued                      13,296,691    13,296,691    13,296,462
   Retained earnings             2,310,795     2,255,543     3,171,175
   Accumulated other
    comprehensive deficit           61,168        62,091      (104,509)
                              ------------  ------------  ------------

   Total shareholders' equity   15,668,654    15,614,325    16,363,128
                              ------------  ------------  ------------
   Total liabilities and
    shareholders' equity      $256,890,660  $273,458,063  $267,284,041
                              ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com